Exhibit 99

Velocity Financial, Inc. Reports Second Quarter 2022 Results

Second Quarter Highlights:

  Net income of $10.6 million and diluted earnings per share (EPS) of $0.31, compared to $9.5 million and $0.28 per share, respectively, for 2Q21
  Core net income(1) of $10.6 million and core diluted EPS(1) of $0.31, compared to $8.5 million and $0.25 per share, respectively, for 2Q21
  Loan production volume of $445.4 million in unpaid principal balance (UPB), an increase of 73.6% from 2Q21
  Loan production volume for the first half of 2022 was over $1.0 billion in UPB, more than twice the amount originated over the same period in 2021
  Total loan portfolio UPB of $3.1 billion as of June 30, 2022, an increase of 49.3% from June 30, 2021
  Nonaccrual loans as a percentage of Held for Investment (HFI) loans was 8.2% as of June 30, 2022, down from 15.3% as of June 30, 2021
  Resolutions of nonperforming loans (NPL) totaled $50.5 million in UPB, realizing gains of $5.7 million or 111.4% of UPB resolved
  Portfolio net interest margin (NIM) of 4.10%, compared to 4.83% in 2Q21
  Completed three VCC securitizations in 2Q22 totaling $622.7 million
  Total liquidity(2) of $134.0 million as of June 30, 2022
  Book value per common share of $11.26 as of June 30, 2022

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--August 4, 2022--Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company) reported net income and core net income of $10.6 million for 2Q22, compared to net income of $9.5 million and core net income of $8.5 million for 2Q21. Earnings and core earnings per diluted share were $0.31 for 2Q22, compared to $0.28 and $0.25 per share, respectively, for 2Q21.

“Velocity’s second quarter results reflect our unique portfolio model, solid market position and operational expertise,” said Chris Farrar, President and CEO. “Our investment loan portfolio has grown more than 49% over the past twelve months, driven by robust origination volumes that contributed to solid earnings growth.”

Mr. Farrar continued, “During the second quarter we issued three new securitizations totaling $622.7 million, demonstrating Velocity’s differentiation in today’s market resulting from our extensive securitization track record and reputation for high-quality loan collateral. These securitizations allowed us to further optimize non-recourse leverage and enhance our liquidity position. While financing costs have increased along with market volatility, we have been able to successfully increase rates on new production while maintaining solid volume levels.”

Second Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	2Q 2022	2Q 2021	$ Variance	% Variance
Pretax income(a)	$14,664	$12,885	$1,779	14%
Net income	$10,645	$9,453	$1,192	13%
Diluted earnings per share	$0.31	$0.28	$0.0	11%
Core net income(b)	$10,645	$8,453	$2,192	25.9%
Core diluted earnings per share(b)	$0.31	$0.25	$0.1	26%
Pretax return on equity	16.42%	22.57%	n.a.	(27)%
Core pretax return on equity(b)	16.42%	20.19%	n.a.	(19)%
Net interest margin - portfolio	4.10%	4.83%	n.a.	3%
Net interest margin - total company	3.54%	3.98%	n.a.	(35)%
Average common equity	$357,218	$228,314	$128,903	59%
(a) Prextax income less net income attributable to noncontrolling interests
(b) Core income, core diluted earnings per share and core pretax return on equity are non-GAAP measures. Please see the reconciliation to GAAP net income at the end of this release.

Discussion of results:

  Net income in 2Q22 was $10.6 million, compared to $9.5 million in 2Q21.

‒ 2Q22 net income was driven by an increase in interest income from our loan portfolio, in addition to default interest and fees realized from the resolution of nonperforming loans

  Core net income(1) was $10.6 million, an increase of 25.9% from $8.5 million in 2Q21
  Portfolio NIM in 2Q22 was 4.10%, compared to 4.83% from 2Q21, resulting from a decrease in the weighted average portfolio yield from lower interest rates on loan production in recent prior quarters, partially offset by a decrease in the weighted average cost of funds from lower securitization and warehouse financing rates
  The GAAP pretax return on equity was 16.42% in 2Q22, compared to 22.57% in 2Q21

‒ Driven by higher equity balance in 2Q22

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	2Q 2022	2Q 2021	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$1,517	$1,019	$499	49%
Mixed Use	410	293	117	40%
Multi-Family	289	184	105	57%
Retail	298	183	115	63%
Warehouse	217	131	86	65%
All Other	359	253	106	42%
Total	$3,090	$2,062	$1,028	50%
Held for Sale
Investor 1-4 Rental	$-	$8	$(8)	n.m.
Total Managed Loan Portfolio UPB	$3,090	$2,070	$1,020	49%
Key loan portfolio metrics:
Total loan count	7,779	6,125
Weighted average loan to value	68.16%	66.70%
Weighted average total portfolio yield	7.97%	8.90%
Weighted average portfolio debt cost	4.34%	4.81%

Discussion of results:

  Velocity’s total loan portfolio was $3.1 billion in UPB as of June 30, 2022, an increase of 49.3% from $2.1 billion in UPB as of June 30, 2021

‒ Portfolio growth was driven by record loan production volume over the prior twelve months
‒ Payoff activity totaled $142.8 million in UPB in 2Q22, compared to $131.8 million in 2Q21

  The weighted average loan-to-value of the portfolio was 68.2% as of June 30, 2022, largely consistent with the 66.7% as of June 30, 2021, and the five-quarter trailing average of 67.5%
  The weighted average total portfolio yield was 7.97% in 2Q22, a 93 bps year-over-year decrease driven by lower interest rates on new loan production over the period and payoff of older, higher-rate loans
  Portfolio-related debt cost in 2Q22 was 4.34%, a decrease of 47 bps from 2Q21, driven by the collapse of older, higher-cost securitizations and lower rates on the securitizations issued in the second half of 2021

LOAN PRODUCTION VOLUMES
($ in millions)	2Q 2022	2Q 2021	$ Variance	% Variance
Investor 1-4 Rental	$254	$147	$106	72%
Traditional Commercial	164	95	69	73%
Short-term loans	28	15	13	90%
Total loan production	$445	$257	$189	74%

Discussion of results:

  Loan production in 2Q22 totaled $445.4 million in UPB, compared to $256.5 million in UPB in 2Q21

‒ The year-over-year increase of 73.6% resulted from balanced growth of Investor 1-4 and Traditional Commercial long-term loan production

  Loan production volume for the first half of 2022 was over $1.0 billion in UPB, more than twice the amount originated over the same period in 2021
  The weighted average note rate on 2Q22 loan production was 7.75%, an increase of 43 bps from 2Q21
HFI PORTFOLIO CREDIT PERFORMANCE INDICATORS
($ in thousands)	2Q 2022	2Q 2021	$ Variance	% Variance
Nonperforming loans(a)	$252,253	$315,542	$(63,290)	(20)%
Average Nonperforming Loans	$257,646	$274,112	$(16,466)	(6)%
Nonperforming loans % total HFI Loans	8.2%	15.3%	n.a.	(47)%
Total Charge Offs	$37	$918	$(881)	(96)%
Charge-offs as a % of Avg. Nonperforming loans(b)	0.06%	1.34%	n.m.	(96)%
Loan Loss Reserve	$4,905	$3,963	$942	24%
(a)	Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.
(b)	Reflects the annualized quarter-to-date charge-offs to average nonperforming loans for the period.
n.m. - non meaningful

Discussion of results:

  Nonperforming loans (NPL) totaled $252.3 million in UPB as of June 30, 2022, or 8.2% of loans HFI, compared to $315.5 million and 15.3%, respectively, as of June 30, 2021

‒ The year-over-year reduction in NPL loans was driven by the post-pandemic economic recovery and successful loss mitigation activities by Velocity’s in-house special servicing team

  Charge-offs in 2Q22 totaled $37.0 thousand compared to $917.6 thousand in 2Q21

‒ 2Q22 charge-offs were significantly lower than the trailing five-quarter average of $350.7 thousand per quarter

  The loan loss reserve totaled $4.9 million as of June 30, 2022, a 23.8% increase from $4.0 million as of June 30, 2021, driven mainly by portfolio growth
  Capitalized interest recovered on COVID forbearance loans granted a deferral totaled $3.8 million since the program's inception in April 2020, with a remaining balance of $7.1 million as of June 30, 2022. None of the capitalized interest has been forgiven.

NET REVENUES
($ in thousands)	2Q 2022	2Q 2021	$ Variance	% Variance
Interest income	$59,243	$44,978	$14,265	32%
Interest expense - portfolio related	(28,752)	(20,566)	(8,186)	40%
Net Interest Income - portfolio related	30,491	24,412	6,079	25%
Interest expense - corporate debt	(4,182)	(4,309)	127	(3)%
Net Interest Income	$26,310	$20,103	$6,207	31%
Loan loss provision	(279)	1,000	(1,279)	(128)%
Gain on disposition of loans	1,776	2,391	(615)	(26)%
Other operating income (expense)	1,263	41	1,222	n.m
Total Net Revenues	$29,069	$23,535	$5,534	24%

Discussion of results:

  Total net interest income, including corporate debt interest expense, increased by $6.2 million, or 30.9% from 2Q21

‒ Portfolio-related net interest income (excluding corporate debt interest expense) totaled $30.5 million, an increase of 24.9% from 2Q21, driven by higher net interest income resulting from portfolio growth and the continued realization of default interest and fees from NPL resolutions

  Gain on the disposition of loans totaled $1.8 million in 2Q22, compared to $2.4 million in 2Q21
  Other operating income growth in 2Q22 was driven by valuation gains in our mortgage servicing right (MSR) asset, driven by the rise in interest rates during the quarter
OPERATING EXPENSES
($ in thousands)	2Q 2022	2Q 2021	$ Variance	% Variance
Compensation and employee benefits	$6,553	$4,546	$2,007	44%
Rent and occupancy	426	430	(4)	(1)%
Loan servicing	3,290	1,922	1,368	71%
Professional fees	1,062	795	267	34%
Real estate owned, net	(251)	1,039	(1,290)	(124)%
Other expenses	3,199	1,918	1,281	67%
Total operating expenses	$14,279	$10,650	$3,629	34%

Discussion of results:

  Operating expenses totaled $14.3 million in 2Q22, an increase of 34.1% from 2Q21

‒ Higher compensation expense resulting from salesforce and production operations growth
‒ Servicing expense growth was driven by the increase in securitizations outstanding to 17 as of June 30, 2022, from 13 as of June 30, 2021

SECURITIZATIONS
($ in thousands)	Securities	Balance at		Balance at
Trusts	Issued	6/30/2022	W.A. Rate	6/30/2021	W.A. Rate
2014-1 Trust	$161,076	-	-	$19,973	7.86%
2015-1 Trust	285,457	$-	-	24,852	7.63%
2016-1 Trust	319,809	28,021	8.24%	43,925	8.12%
2017-2 Trust	245,601	68,749	3.59%	101,179	3.33%
2018-1 Trust	176,816	52,281	3.95%	79,377	4.02%
2018-2 Trust	307,988	108,845	4.36%	175,943	4.48%
2019-1 Trust	235,580	103,860	3.92%	159,345	4.06%
2019-2 Trust	207,020	98,792	3.37%	141,446	3.51%
2019-3 Trust	154,419	81,996	3.10%	112,848	3.28%
2020-1 Trust	248,700	149,646	2.84%	199,267	2.86%
2020-2 Trust	96,352	67,446	4.59%	97,601	4.44%
2020-MC1 Trust	179,371	-	-	84,454	4.43%
2021-1 Trust	251,301	214,835	1.74%	250,109	1.73%
2021-2 Trust	194,918	185,448	2.01%
2021-3 Trust	204,205	195,308	2.46%
2021-4 Trust	319,116	291,181	3.14%
2022-1 Trust	273,594	264,936	3.91%
2022-2 Trust	241,388	240,076	5.08%
2022-MC1 Trust	84,967	80,931	6.94%
2022-3 Trust	296,323	294,768	5.67%
	$4,322,925	$2,527,119	3.77%	$1,580,407	3.83%

Discussion of results:

  The outstanding balance of Velocity’s securitizations as of June 30, 2022, totaled $2.5 billion, up from $1.6 billion as of June 30, 2022
  Completed three VCC securitizations in 2Q22, totaling $622.7 million

‒ The VCC 2022-2 securitization totaling $241.4 million in April
‒ The VCC 2022-MC1 securitization totaling $85.0 million in May
‒ The VCC 2022-3 securitization totaling $296.3 million in June

  The weighted average rate on Velocity’s outstanding securitizations decreased 5bps from June 30, 2021, primarily driven by the collapse of older, higher-cost securitizations and the lower rates on securitizations issued in 2021, partially offset by the increased cost of securitizations issued in 2Q22

RESOLUTION ACTIVITIES
LONG-TERM LOANS

RESOLUTION ACTIVITY	SECOND QUARTER 2022		SECOND QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$16,934	$3,303	$21,925	$1,446
Paid current	17,407	129	14,949	219
REO sold	2,107	816	947	(2)
Total resolutions	$36,448	$4,248	$37,821	$1,663

Resolutions as a % of nonperforming UPB		111.7%		104.4%

SHORT-TERM AND FORBEARANCE LOANS

RESOLUTION ACTIVITY	SECOND QUARTER 2022		SECOND QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$9,913	$976	$13,517	$682
Paid current	2,877	22	7,794	59
REO sold	1,262	500	164	(73)
Total resolutions	$14,052	$1,498	$21,475	$668

Resolutions as a % of nonperforming UPB		110.7%		103.1%

Grand total resolutions	$50,500	$5,746	$59,296	$2,331

Grand total resolutions as a % of nonperforming UPB		111.4%		103.9%

Discussion of results:

  Total NPL resolution activities in 2Q22 totaled $50.5 million in UPB and realized net gains of $5.7 million, or 111.4% of UPB resolved, compared to $59.3 million in UPB and net gains of $2.3 million, or 103.9% of UPB resolved in 2Q21

‒ Long-term loan resolutions in 2Q22 totaled $36.4 million in UPB and realized gains of $4.2 million, compared to $37.8 million in UPB and realized gains of $1.7 million in 2Q21
‒ Short-term loan resolutions in 2Q22 totaled $14.1 million in UPB and realized gains of $1.5 million, compared to $21.5 million in UPB and realized gains of $0.67 million in 2Q21

_____________________________________________
(1)	Core income and Core EPS are a non-GAAP measures that exclude nonrecurring and unusual activities from GAAP net income.
(2)	Available liquidity includes unrestricted cash reserves of $46.2 million and available liquidity in unfinanced loans of $87.8 million as of June 30, 2022.

Velocity’s executive management team will host a conference call and webcast to review 2Q22 financial results on August 4th, 2022, at 3:00 p.m. Pacific Time / 6:00 p.m. Eastern Time.

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website https://www.velfinance.com/events-and-presentations. To listen to the webcast, please go to Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial-in 15 minutes before the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to join the Velocity Financial, Inc. earnings call.

A replay of the call will be available through midnight on August 29, 2022, and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #9239674. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 18 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs incurred from activities that are not normal recurring operating expenses, such as COVID-stressed charges and recoveries of loan loss provision, nonrecurring debt amortization, the impact of operational measures taken to address the COVID-19 pandemic and workforce reduction costs, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted-average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP.

We have included non-GAAP core net income and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitization and (6) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-K filed with the SEC on May 10, 2021, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, Inc. Consolidated Statements of Financial Condition

	Quarter Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
(In thousands)
Assets
Cash and cash equivalents	$46,250	$36,629	$35,965	$35,497	$27,741
Restricted cash	9,217	10,837	11,639	9,586	7,921
Loans held for sale, net	0	77,503	87,908	0	7,916
Loans held for investment, at fair value	1,351	1,352	1,359	1,360	1,370
Loans held for investment	3,084,045	2,793,968	2,494,204	2,265,922	2,057,046
Net deferred loan costs	34,755	34,334	33,360	29,775	26,707
Total loans, net	3,120,150	2,907,157	2,616,831	2,297,057	2,093,039
Accrued interest receivables	15,820	14,169	13,159	11,974	11,094
Receivables due from servicers	75,688	78,278	74,330	57,058	73,517
Other receivables	1,320	4,527	1,812	870	10,169
Real estate owned, net	19,218	16,177	17,557	17,905	20,046
Property and equipment, net	3,632	3,690	3,830	3,348	3,625
Deferred tax asset	15,195	16,477	16,604	17,026	13,196
Mortgage Servicing Rights, at fair value	8,438	7,661	7,152	-	-
Goodwill	6,775	6,775	6,775	-	-
Other assets	11,036	7,345	6,824	6,843	7,257
Total Assets	$3,332,739	$3,109,722	$2,812,478	$2,457,164	$2,267,605

Liabilities and members' equity
Accounts payable and accrued expenses	$78,384	$92,768	$92,195	$79,360	$70,049
Secured financing, net	209,227	208,956	162,845	163,449	164,053
Securitizations, net	2,477,226	2,035,374	1,911,879	1,623,674	1,558,163
Warehouse & repurchase facilities	208,390	424,692	301,069	258,491	151,872
Total Liabilities	2,973,227	2,761,790	2,467,988	2,124,974	1,944,137

Mezzanine Equity
Series A Convertible preferred stock	-	-	-	90,000	90,000
Stockholders' Equity
Stockholders' equity	355,895	344,441	341,109	242,190	233,468
Noncontrolling interest in subsidiary	3,617	3,491	3,381	-	-
Total equity	359,512	347,932	344,490	242,190	233,468
Total Liabilities and members' equity	$3,332,739	$3,109,722	$2,812,478	$2,457,164	$2,267,605

Book value per share	$11.26	$10.90	$10.84	$12.05	$11.62

Shares outstanding	31,922	31,913	31,787	20,098	20,087

Velocity Financial, Inc. Consolidated Statements of Income (Quarterly)

	Quarter Ended
($ in thousands)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
Revenues
Interest income	$59,243	$52,049	$49,360	$46,923	$44,978
Interest expense - portfolio related	28,752	23,556	23,666	20,321	20,566
Net interest income - portfolio related	30,491	28,493	25,694	26,602	24,412
Interest expense - corporate debt	4,182	17,140	4,462	4,488	4,309
Net interest income	26,309	11,353	21,232	22,114	20,103
Provision for loan losses	279	730	377	228	(1,000)
Net interest income after provision for loan losses	26,030	10,623	20,855	21,886	21,103
Other operating income
Gain on disposition of loans	1,776	4,540	2,357	306	2,391
Unrealized gain/(loss) on fair value loans	6	11	11	0	20
Other income (expense)	1,257	1,097	249	33	21
Other operating income (expense)	3,039	5,648	2,617	339	2,432
Total net revenues	29,070	16,271	23,472	22,225	23,535

Operating expenses
Compensation and employee benefits	6,553	5,323	4,720	4,738	4,546
Rent and occupancy	426	442	429	447	430
Loan servicing	3,290	2,450	2,480	2,014	1,922
Professional fees	1,062	1,362	1,716	736	795
Real estate owned, net	(251)	(175)	417	1,186	1,039
Other operating expenses	3,199	2,848	2,333	2,177	1,918
Total operating expenses	14,279	12,250	12,095	11,298	10,650
Income before income taxes	14,790	4,021	11,377	10,927	12,885
Income tax expense	4,019	790	3,024	2,905	3,432
Net income	10,771	3,231	8,353	8,022	9,453
Net income attributable to noncontrolling interest	126	110	-	-	-
Net income attributable to Velocity Financial, Inc.	10,645	3,121	8,353	8,022	9,453
Less undistributed earnings attributable to participating securities	164	48	362	3,030	3,571
Net earnings attributable to common stockholders	$10,481	$3,073	$7,991	$4,992	$5,882

Basic earnings (loss) per share	$0.33	$0.10	$0.26	$0.25	$0.29

Diluted earnings (loss) per common share	$0.31	$0.09	$0.24	$0.23	$0.28

Basic weighted average common shares outstanding	31,917	31,892	30,897	20,090	20,087

Diluted weighted average common shares outstanding	34,057	34,204	34,257	34,212	33,960

Velocity Financial, Inc. Net Interest Margin ‒ Portfolio Related and Total Company (Unaudited)

	Quarter Ended June 30, 2022			Quarter Ended June 30, 2021
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$62,987			$11,524
Loans held for investment	2,910,693			2,010,962
Total loans	$2,973,680	$59,243	7.97%	$2,022,486	$44,978	8.90%

Debt:
Warehouse and repurchase facilities	$318,960	4,115	5.16%	$166,981	2,361	5.66%
Securitizations	2,332,340	24,637	4.23%	1,543,295	18,205	4.72%
Total debt - portfolio related	2,651,300	28,752	4.34%	1,710,276	20,566	4.81%
Corporate debt	215,000	4,182	7.78%	166,335	4,309	10.36%
Total debt	$2,866,300	$32,934	4.60%	$1,876,611	$24,875	5.30%

Net interest spread - portfolio related (2)			3.63%			4.08%
Net interest margin - portfolio related			4.10%			4.83%

Net interest spread - total company (3)			3.37%			3.59%
Net interest margin - total company			3.54%			3.98%
(1)	Annualized.
(2)	Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3)	Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.

Velocity Financial, Inc. Adjusted Financial Metric Reconciliation to GAAP Net Income (Unaudited)

Core Income
	Quarter Ended
($ in thousands)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021

Net Income	$10,645	$3,121	$8,353	$8,022	$9,453
Deal cost write-off - collapsed securitizations	-	-	$1,104	-	-
One-time Century Health & Housing Capital deal costs	-	-	$624	-	-
Recovery of Loan Loss Provision	-	-	-	-	$(1,000)
Corporate debt refinancing costs	-	$9,286	-	-	-
Core Income	$10,645	$12,407	$10,081	$8,022	$8,453

Diluted weighted average common shares outstanding	34,057	34,204	34,257	34,212	33,960
Core diluted earnings per share	$0.31	$0.36	$0.29	$0.23	$0.25

Contacts

Investors and Media:
Chris Oltmann
(818) 532-3708